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                                                                  EXHIBIT 10(dd)



                               FIRST AMENDMENT TO
                         THE SECOND AMENDED AND RESTATED
                                SYSCO CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


         THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED SYSCO CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN (this "Amendment").


         WHEREAS, Sysco Corporation has adopted that certain Second Amended and Restated Sysco Corporation Executive Deferred Compensation Plan (the "Plan") pursuant to a plan document effective as of April 1, 2002; and

         WHEREAS, the Board of Directors of Sysco has determined to amend the Plan so as to permit accelerated distributions upon participant request, subject to certain conditions.

         NOW, THEREFORE, the Plan is hereby amended as follows:

(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)

         1. Article I is hereby amended by deleting Sections 1.7 ("Change of Control Payout Benefit") and 1.8 ("Change of Control Payout Election") in their entirety.

         2. Section 6.12 of the Plan is hereby amended in its entirety to read as follows:

                  "6.12 Accelerated Distribution.

                           (a) Availability. Subject to the additional
                  conditions and limitations set forth in Sections 6.12(d) and 6.12(e) and the forfeiture penalty pursuant to Section 6.12(b), Participants and Beneficiaries may elect, by written request to the Committee, to withdraw in a single lump sum payment all or a portion of their Account as described below (any amount elected to be withdrawn pursuant to this Section 6.12(a) shall hereinafter be referred to as the "Elected Amount"). An election that does not comply with all of the requirements of this Section 6.12, including an election to withdraw an amount that is less than the amount permitted by
                  Section 6.12(e), shall be void and of no effect.




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                                    (i) Non-Pay Status Participants Less Than
                  Age Sixty. Prior to reaching age sixty (60), a Participant who has not experienced a distribution event under Sections 6.1, 6.2, 6.3 or 6.4, may elect to withdraw all or a portion of the Deferrals (including deemed Investment earnings and losses) credited to his or her Account, valued as of the date the Accelerated Distribution election is received; provided, however, that if the Accelerated Distribution Election is received within two (2) years after a Change of Control, such Participant may also elect to withdraw all or a portion of the Company Match (including Interest credited thereon) credited to the Participant's Account, valued as of the date the Accelerated Distribution election is received.

                                    (ii) Non-Pay Status Participants Age Sixty
                  or Older. A Participant who is age sixty (60) or older and who has not experienced a distribution event under Sections 6.1, 6.2, 6.3 or 6.4 may elect to withdraw all or a portion of his or her Account, valued as of the date the Accelerated Distribution election is received.

                                    (iii) Pay Status Participants and
                  Beneficiaries. A Participant or Beneficiary who is receiving installment payments under the Plan may elect to withdraw all or a portion of the Participant's Account valued as of the date the Accelerated Distribution election is received.

                  A distribution made pursuant to this Section 6.12 (an "Accelerated Distribution") shall be made as soon as administratively feasible after the Committee's receipt of the Participant's or Beneficiary's election to receive an Accelerated Distribution, but no later than ninety (90) days following the Committee's receipt of such election.

                           (b) Forfeiture Penalty. In the case of an Accelerated
                  Distribution, ten percent (10%) of the Elected Amount shall be permanently forfeited (the "Forfeited Amount"), and such Forfeited Amount shall be deducted from the Elected Amount (the amount to be distributed to the Participant after reducing the Elected Amount by the Forfeited Amount shall hereinafter be referred to as the "Distributed Amount"). Neither the Participant nor the Participant's Beneficiary shall have any right or claim to the Forfeited Amount, and the Company shall have no obligation whatsoever to the Participant, the Participant's Beneficiary or any other person with regard to the Forfeited Amount.




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                           (c) Procedure to Credit Interest and/or Deemed
                  Investment Earnings and Losses.

                                    (i) Non-Pay Status Participants. In the case
                  of a Participant who has not experienced a distribution event under Sections 6.1, 6.2, 6.3 or 6.4 prior to the date the Accelerated Distribution election is received, the Distributed Amount shall (A) be converted into a dollar value in accordance with Section 4.4(e) as of the date the Accelerated Distribution election is received, and (B) interest shall be credited to such Distributed Amount beginning on the day following the date the Accelerated Distribution election is received and ending on the last day of the month in which the Accelerated Distribution is paid. The interest rate shall be the interest rate determined under Section 4.5. The Distributed Amount and the Forfeited Amount shall be deemed to reduce the Deferrals (including deemed Investment earnings and losses) and Company Match (including Interest credited thereon) credited to the Participant's Account pro rata in accordance with the Fair Market Value of such Deferrals and Company Match as of the date the Accelerated Distribution election is received, and the reduction to be made with respect to Deferrals shall be applied to the Investments designated by the Participant pro rata in accordance with the Fair Market Value of such Investments as of the date the Accelerated Distribution election is received; provided, however, that no reduction shall be made to the Company Match (including Interest credited thereon) credited to the Participant's Account unless the Participant was entitled to withdraw such Company Match in accordance with Section 6.12(a) when the Accelerated Distribution election was received. The undistributed portion of the Participant's Account that is not forfeited pursuant to Section 6.12(b) shall continue to be treated as invested in the Investments designated by the Participant in accordance with Section 4.4 or credited with interest in accordance with Section 4.5.

                                    (ii) Pay Status Participants and
                  Beneficiaries. In the case of a Participant or a Beneficiary who is receiving the Participant's Account in installments, interest shall continue to be credited in accordance with
                  Section 4.6(b) on the Distributed Amount until the Accelerated Distribution is paid. In addition, the undistributed portion of the Account that is not forfeited pursuant to Section 6.12(b) shall continue to be credited with interest in accordance with Section 4.6(b), and shall be distributed to the Participant or the Beneficiary in equal installments, recalculated to take into account the amounts withdrawn and forfeited from the






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                  Participant's Account pursuant to this Section 6.12, over the remaining installment period.

                           (d) Suspension from Deferrals. A Participant who
                  receives an Accelerated Distribution shall be prohibited from making Deferrals under the Plan beginning with the first payroll period coincident with or following the date the Accelerated Distribution is paid and continuing for the remainder of such Plan Year and the immediately following Plan Year (the "Suspension Period"). Any election previously made by the Participant with respect to Deferrals for the Suspension Period shall be void and of no effect. This Section 6.12(d) shall not apply to a Participant who makes an Accelerated Distribution election during the two-year period following a Change of Control.

                           (e) Additional Conditions. Notwithstanding anything
                  in this Section 6.12 to the contrary, in no event shall (i) the Elected Amount be less than twenty-five percent (25%) of the amount available to be withdrawn by the Participant pursuant to Section 6.12(a) as of the date the Accelerated Distribution Election is received and (ii) any Participant or Beneficiary be permitted to receive more than one Accelerated Distribution in any Plan Year, provided that a Participant or Beneficiary may receive two Acceleration Distributions in a single Plan Year if the second Accelerated Distribution election is made after a Change of Control.

                           (f) Construction in the Case of Beneficiaries. For
                  purposes of this Section 6.12, in the case of an Accelerated Distribution election made by a Beneficiary, all references to the "Participant's Account" or "Account" shall be deemed to refer to the portion of the Account to be distributed to such Beneficiary. For the avoidance of doubt, if there is more than one Beneficiary that is then receiving the Participant's Account in installments, an Accelerated Distribution election made by one Beneficiary shall have no effect on the portion of the Participant's Account to be distributed to the other Beneficiaries."


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         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.



         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 12th day of July, 2002.


                                        SYSCO CORPORATION

                                        By:    /s/ Diane Day Sanders
                                            ----------------------------------
                                        Name:     Diane Day Sanders
                                             ---------------------------------
                                        Title:  Vice President and Treasurer
                                              --------------------------------



ATTEST:

By:   /s/ Michael C. Nichols
    ---------------------------------
Title:  Vice President, General
        Counsel and Corporate
        Secretary
       ------------------------------





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